Exhibit 10.4
EXECUTION VERSION

SCHEDULE
to the
Master Agreement

dated as of 22 November 2006

between

(1)	HSBC USA Inc. (‘‘Party A’’); and

(2)	Turquoise Card Backed Securities plc (‘‘Party B’’).

Part 1. Termination Provisions

(a)	‘‘Specified Entity’’ means in relation to Party A for the purpose of: -

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

and in relation to Party B for the purpose of:-

Section 5(a)(v), none

Section 5(a)(vi), none

Section 5(a)(vii), none

Section 5(b)(iv), none

(b)	‘‘Specified Transaction’’ will have the meaning specified in Section 14.

(c)	The ‘‘Cross Default’’ provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

‘‘Specified Indebtedness’’ will have the meaning specified in Section 14 of this Agreement but will exclude deposits received by a party in the ordinary course of its banking business.

‘‘Threshold Amount’’ means, in respect of Party A, an amount equal to 3% of Party A's shareholders' equity (on a consolidated basis) as determined from time to time in accordance with generally accepted UK accounting principles by reference to Party A's most recently published audited financial statements.

The following proviso shall be inserted at the end of Section 5(a)(vi):

‘‘provided, however, that notwithstanding the foregoing, an Event of Default shall not occur under either (1) or (2) above if the event or condition referred to in (1) or the failure to pay referred to in (2) is a failure to pay caused by an error or omission of an administrative or operational nature and funds were available to such party to enable it to make the relevant payment when due, provided that such error or omission is remedied within 3 Business Days of Party A receiving notice of such failure to pay;’’.

(d)	The ‘‘Credit Event Upon Merger’’ provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(e)	The ‘‘Automatic Early Termination’’ provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)	Payments on Early Termination. For the purposes of Section 6(e) of this Agreement:-

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(g)	‘‘Termination Currency’’ means U.S. Dollars.

(h)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event:

(i)	Enforcement Notice. The Note Trustee delivers an Enforcement Notice pursuant to Condition 11 (Event of Default) of the Conditions.

For the purpose of the foregoing Additional Termination Event, Party B shall be the sole Affected Party.

(ii)	RatingsEvent. One or more of the events specified as constituting Additional Termination Events in Part 5(f)(vii), (A), (B), (C), (D), (E) or (F).

(iii)	Tax Representation. If the representation made by Party A in Part 5(j)(iii) of this Schedule is incorrect.

For the purpose of the Additional Termination Events in this Part 1(h)(ii) and Part 1(h)(iii), Party A shall be the sole Affected Party.

Part 2. Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement and payments to be made pursuant to the ISDA Credit Support Annex to the Schedule) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

(i)	For the purpose of Section 3(f) of this Agreement, Party A makes the following representation:

It is a corporation incorporated under the laws of the State of Delaware and its US taxpayer identification number is 13-2764867. It is ‘‘exempt’’ within the meaning of U.S. Treasury Regulation sections 1.6041-3(p) and 1.6049-4(c) from information reporting on Form 1099 and backup withholding.

(ii)	For the purpose of Section 3(f) of this Agreement, Party B makes the following representations:

(a)	It is an entity treated as a corporation for United States federal income tax purposes organized and subsisting under the laws of the England and Wales;

(b)	No payment received or to be received by it under this Agreement will be effectively connected with the conduct by it of a trade or business within the United States; and

(c)	It is a 'non-U.S. branch of a foreign person' as that term is used in section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations, and it is a 'foreign person' as that term is used in section 1.6041-4(a)(4) of the U.S. Treasury Regulations.

Part 3. Agreement to Deliver Documents

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered
Party A	An executed Internal Revenue Service Form W-9.	Upon execution of this Agreement.
Party B	An executed Internal Revenue Service Form W-8BEN.	(i) Upon execution of this Agreement and (ii) promptly, upon reasonable demand by Party A.

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B	Appropriate evidence of its signatory's authority	On signing of this Agreement	Yes

Party A and Party B	A copy of the annual report for such party containing audited or certified financial statements for the most recently ended financial year	Upon request, as soon as publicly available	Yes

Party B	Legal opinion in form and substance satisfactory to Party A	On signing of the Agreement	No

Part 4. Miscellaneous

(a)	Addresses for Notices. For the purpose of Section 12(a) of this Agreement:-

Addresses for notices or communications to Party A:

Address:	457 Fifth Avenue, New York, NY 10018, USA

Attention:	General Counsel

Facsimile No:	To be advised.

Telephone No:	To be advised.

Address for notices or communications to Party B:-

Address:	c/o Wilmington Trust SP Services (London) Limited, Tower 42 (Level 11), 25 Old Broad Street, London EC2N 1HQ United Kingdom

Attention:	The Directors

Facsimile No.:	+44 (0) 20 7614 1122

With a copy to:	Law Debenture Trust Company of New York

Address:	767 Third Avenue - 31st Floor, New York, New York 10017

Attention	Patrick Healy

Facsimile No.:	+1 212 750 1361

It being acknowledged by the parties that a failure to serve notice on the Law Debenture Trust Company of New York will not invalidate a notice effectively served on Party A or Party B, as the case may be.

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent: HSBC Bank plc

Address:	8 Canada Square, Canary Wharf, London, E14 4HQ

Attention:	Group Legal Department

Telephone No.:	+44 (0)20 7992 2025

Facsimile No.:	+44 (0)20 7991 4607

Party B appoints as its Process Agent: None.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party and shall enter into Transactions through its London office.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A except where (i) Party A is a Defaulting Party or (ii) Party A fails to perform, in the reasonable opinion of Party B, an obligation assumed by it as Calculation Agent for the purposes of any Transaction, in which case the Calculation Agent may be a third party selected by Party A and Party B acting reasonably. For the avoidance of doubt, failure by Party A to perform its obligations as Calculation Agent shall not constitute an Event of Default or Termination Event.

(f)	Credit Support Document.

Details of any Credit Support Document:-

In respect of Party A, none.

In respect of Party B, none.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, none.

Credit Support Provider means in relation to Party B, none.

(h)	Governing Law. This Agreement and each Confirmation will be governed by and construed in accordance with English law.

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to Transactions entered into under this Agreement.

(j)	‘‘Affiliate’’ will have the meaning specified in Section 14 of this Agreement, provided that for the purposes of Section 3(c) Party A shall be deemed to have no Affiliates.

Part 5. Other Provisions

(a)	No Set-Off

(i)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 6.

(ii)	Section 6(e) shall be amended by the deletion of the following sentence at the end of the first paragraph thereof: ‘‘The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.’’

(b)	Security Interest

Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to the Note Trustee (or any successor thereto) pursuant to and in accordance with the Note Trust Deed and Note Trust Deed Supplement and acknowledges notice of such assignment. Each of the parties hereby confirms and agrees that the Note Trustee shall not be liable for any of the obligations of Party B hereunder.

(c)	Amendment to Failure to Pay

(i)	Subject to (ii) below Section 5(a)(i) (Failure to Pay or Deliver) shall not be applicable with respect to a failure by Party B to make, when due, any payment under this Agreement.

(ii)	A failure by Party B to pay the Party B Initial Exchange Amount, and/or any interim exchange amount (in the event that an amount equal to the Party B Redemption Amount is payable by Party B pursuant to the terms of a confirmation hereunder) and/or the Party B Final Exchange Amount shall constitute a Failure to Pay or Deliver pursuant to Section 5(a)(i) of the Agreement.

(d)	Disapplication of Certain Events of Default

Sections 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(v), 5(a)(vii)(2), (5), (6), (7) and (9), and 5(a)(viii) will not apply in respect of Party B.

Section 5(a)(vii)(8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2) (5), (6) and (7).

(e)	Additional Event of Default

Section 5(a) of this Agreement is hereby amended by the addition of the following event as Section 5(a)(ix) of this Agreement:

If Party A fails to comply with its obligations pursuant to Clause 4(a) of the Disclosure Agreement.

(f)	Ratings Events

(i)	In the event that the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as A-1+ by S&P (an ‘‘Initial S&P Rating Event’’), then Party A will, within 30 days of the occurrence of such Initial S&P Rating Event, at its own cost either:

(A)	transfer collateral pursuant to the provisions of a 1995 ISDA Credit Support Annex (Bilateral Form-Transfer) entered into between Party A and Party B on the date hereof and annexed to this Agreement (the ‘‘Credit Support Annex’’) provided that, such posting of collateral shall be subject to the following:

(aa)	if required by S&P at the time of such posting, Party A obtaining legal opinions satisfactory to S&P in relation to such posting; and

(bb)	if the (x) long-term, unsecured and unsubordinated debt obligations of Party A (or its successor), or any Credit Support Provider from time to time in respect of Party A, cease to be rated at least as high as BBB+ by S&P or (y) the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as A-2, Party A obtaining an external verification of its valuation of the transactions under the Credit Support Annex on a monthly basis provided that;

(1)	the valuation may only be obtained from the same entity up to four times in any twelve month period;

(2)	Party B's Exposure (as defined in the Credit Support Annex), for the purposes of posting collateral in accordance with the Credit Support Annex, shall be deemed to be equal to the highest of the two independent third party valuation bids and the amount calculated in accordance with the Credit Support Annex; and

(3)	Party A shall provide S&P with the two monthly independent third party valuations and its calculations pursuant to paragraph 3(b) of the Credit Support Annex in relation to the day on which the monthly independent third party valuations are obtained; or

(B)	transfer all of its rights and obligations with respect to this Agreement to a replacement third party whose short-term unsecured and unsubordinated debt obligations are rated at least A-1+ (or its equivalent) by S&P or such other rating as is commensurate with the rating assigned to the relevant Series of Notes by S&P from time to time; or

(C)	procure another person to become co-obligor or guarantor in respect of the obligations of Party A with respect to this Agreement, whose short-term, unsecured or unsubordinated debt obligations are rated at least A-1+ by S&P or such other rating as is commensurate with the rating assigned to the relevant Series of Notes by S&P from time to time; or

(D)	take such other action as Party A may agree with S&P as will result in the rating of the relevant Series of Notes by S&P following the taking of such action being maintained at, or restored to, the level it was at immediately prior to such Initial S&P Rating Event.

If any of sub-paragraphs (i)(B), (i)(C) or (i)(D) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to sub-paragraph (i)(A) will be transferred to Party A and Party A will not be required to transfer any additional collateral in respect of such Initial S&P Rating Event.

(ii)	In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider from time to time in respect of Party A cease to be rated at least as high as BBB- by S&P and, as a result of such cessation, the then current rating of the relevant Series of Notes may in the reasonable opinion of S&P be downgraded or placed under review for possible downgrade (such event, a ‘‘Subsequent S&P Rating Event’’), then Party A will:

(A)	at its own cost and expense, take the action set out in sub-paragraphs (i)(B), (i)(C) or (i)(D) above within 10 days of the occurrence of such Subsequent S&P Rating Event; and

(B)	if, at the time such Subsequent S&P Rating Event occurs, Party A has provided collateral pursuant to a mark-to-market collateral arrangement put in place pursuant to sub-paragraph (i)(A) above following an Initial S&P Rating Event, continue to post collateral notwithstanding the occurrence of such Subsequent S&P Rating Event until such time as any action set out in sub-paragraph (ii)(A) above has been taken.

If the action set out in sub-paragraph (ii)(A) above is taken at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to sub-paragraphs (i)(A) or (ii)(B) above will be transferred to Party A and Party A will not be required to transfer any additional collateral in respect of such Subsequent S&P Rating Event.

(iii)	In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider in respect of Party A cease to be rated at least as high as A1 (or its equivalent) by Moody's (such cessation being an ‘‘Initial Moody's Rating Event’’), then Party A will, within 30 days of the occurrence of such Initial Moody's Rating Event, at its own cost either:

(A)	transfer all of its rights and obligations with respect to this Agreement to a replacement third party with the Required Ratings (as defined below) and domiciled in the same legal jurisdiction as Party A or Party B provided that such transfer does not result in any requirement for deduction or withholding for or on account of any Tax;

(B)	procure another person to become co-obligor or guarantor in respect of the obligations of Party A under this Agreement, which co-obligor or guarantor may be a person with the Required Ratings (as defined below) and domiciled in the same legal jurisdiction as Party A or Party B provided that such appointment of a co-obligor or guarantor does not result in any requirement for deduction or withholding for or on account of any Tax;

(C)	take such other action as Party A may agree with Moody's to remedy such Initial Moody's Rating Event; or

(D)	post collateral in accordance with the provisions of the Credit Support Annex.

If any of sub-paragraphs (iii)(A), (iii)(B) or (iii)(C) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to sub-paragraph (iii)(D) above will be transferred to Party A and Party A will not be required to transfer any additional collateral in respect of such Initial Moody's Rating Event.

(iv)	In the event that the long-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider in respect of Party A cease to be rated as high as A3 (or its equivalent) by Moody's or the short-term, unsecured and unsubordinated debt obligations of Party A (or its successor) or any Credit Support Provider of Party A cease to be rated as high as P-1 (or its equivalent) by Moody's (such cessation being a ‘‘Subsequent Moody's Rating Event’’), then Party A will:

(A)	within 30 days of the occurrence of such Subsequent Moody's Rating Event on a reasonable efforts basis, and at its own cost, attempt either to:

(1)	transfer all of its rights and obligations with respect to this Agreement to a replacement third party with the Required Ratings (as defined below) and domiciled in the same legal jurisdiction as Party A or Party B provided that such transfer does not result in any requirement for deduction or withholding for or on account of any Tax;

(2)	procure another person to become co-obligor or guarantor in respect of the obligations of Party A with respect to this Agreement, which co-obligor or guarantor may be a person with the Required Ratings (as defined below) and domiciled in the same legal jurisdiction as Party A or Party B provided that such appointment of a co-obligor or guarantor does not result in any requirement for deduction or withholding for or on account of any Tax; or

(3)	take such other action as Party A may agree with Moody's to remedy such Subsequent Moody's Rating Event; and

(B)	within the later of 10 days of the occurrence of such Subsequent Moody's Rating Event and 30 days of the occurrence of an Initial Moody's Rating Event, post collateral according to the Credit Support Annex provided that Party A shall continue, on a best efforts basis and at its own cost, to make all reasonable attempts to take the actions specified in sub-paragraph (iv)(A) above.

If any of sub-paragraphs (iv)(A)(1), (iv)(A)(2) or (iv)(A)(3) above are satisfied at any time, all collateral (or the equivalent thereof, as appropriate) transferred by Party A pursuant to sub-paragraphs (iii)(D) or (iv)(B) above will be transferred to Party A and Party A will not be required to transfer any additional collateral in respect of such Subsequent Moody's Rating Event.

For the purposes of sub-paragraphs (iii) and (iv) of this Part 5(f), Required Ratings means, in respect of the relevant entity, its short-term, unsecured and unsubordinated debt obligations are rated at least as high as Prime-1 by Moody's and its long-term, unsecured and unsubordinated debt obligations are rated at least as high as A-1 by Moody's, or such other ratings as may be agreed with Moody's from time to time.

(v)	(A)	If Party A does not take any of the measures described in sub-paragraph (i) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the thirtieth day following the Initial S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(B)	If, at the time a Subsequent S&P Rating Event occurs, Party A has provided collateral pursuant to a mark-to-market collateral arrangement put in place pursuant to sub-paragraph (i)(A) above and fails to continue to post collateral pending compliance with sub-paragraph (ii)(A) or (ii)(B) above, such failure will not be or give rise to an Event of Default but will constitute an Additional Termination Event with respect to Party A which will be deemed to have occurred on the later of the tenth day following such Subsequent S&P Rating Event and the thirtieth day following the Initial S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions. Further, an Additional Termination Event with respect to Party A shall be deemed to have occurred if, even if Party A continues to post collateral as required by sub-paragraph (ii) above, and notwithstanding Section 5(a)(ii), Party A does not take the action described in sub-paragraph (ii)(A) or (ii)(B) above. Such Additional Termination Event will be deemed to have occurred on the tenth day following the Subsequent S&P Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(C)	If Party A does not take any of the measures described in sub-paragraph (iii) above, such failure shall not be or give rise to an Event of Default but shall constitute an Additional Termination Event with respect to Party A which shall be deemed to have occurred on the thirtieth day following the occurrence of such Initial Moody's Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

(D)	If Party A does not take the measures described in sub-paragraph (iv)(B) above, such failure shall give rise to an Event of Default with respect to Party A which shall be deemed to have occurred on the thirtieth day following such Subsequent Moody's Rating Event (or, if Party A has posted collateral pursuant to the Credit Support Annex under sub-paragraph (iii)(D) above, such Event of Default shall be deemed to have occurred on the tenth day following such Subsequent Moody's Rating Event) with Party A as the Defaulting Party. Further, it shall constitute an Additional Termination Event with respect to Party A if, even after satisfying the requirement to post collateral as required by sub-paragraph (iv)(B) above, and notwithstanding Section 5(a)(ii), Party A does not, irrespective of whether or not Party A has applied the required level of effort, take any of the measures described in sub-paragraph (iv)(A). Such Additional Termination Event shall be deemed to have occurred on the thirtieth day following the Subsequent Moody's Rating Event with Party A as the sole Affected Party and all Transactions as Affected Transactions.

Party B shall use its reasonable endeavours to co-operate with Party A in putting in place such credit support documentation, including (without limitation) entering into such documents as may reasonably be requested by Party A in connection with the provision of such collateral or in connection with any of the other measures which Party A may take under this Part 5(f) following the rating events described herein.

(g)	Additional Representations

Section 3 is amended by the addition at the end thereof of the following additional representations (provided that the representations in Sections 3(h) and 3(i) will be made by Party A only):

‘‘(g)	No Agency. It is entering into this Agreement and each Transaction as principal and not as agent of any person.

(h)	Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.’’

(h)	Recording of Conversations

Each party to this Agreement acknowledges and agrees to the tape recording of conversations between the parties to this Agreement.

(i)	Relationship between the Parties

The Agreement is amended by the insertion after Section 14 of an additional Section 15, reading in its entirety as follows:

‘‘15. Relationship between the Parties

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(i)	Non Reliance. It is acting for its own account, and it has made its own decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(ii)	Assessment and Understanding. It is capable of assessing the merits of and understanding (through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(iii)	Status of Parties. The other party is not acting as a fiduciary or an adviser for it in respect of that Transaction.’’

(j)	Tax

(i)	No Gross Up: Neither Party A nor Party B will in any circumstances be required to pay additional amounts in respect of any Indemnifiable Tax or be under any obligation to pay to the other any amount in respect of any liability of such other for or on account of any Tax and, accordingly, Section 2(d)(i)(4) shall not apply.

(ii)	Reduction of amounts payable by Party A: If any Tax shall be deducted, accounted for, or suffered on a payment due by Party B any payments to be made by Party B hereunder shall be net of the amount of any Tax so withheld, accounted for, deducted or suffered and Party A's payment obligations shall be reduced in proportion to the amount by which the payments to be made by Party B are so reduced. If any Tax shall be deducted, accounted for, or suffered on a payment due by Party A any payments to be made by Party A hereunder shall be made net of the amount of any taxes so withheld, accounted for, deducted or suffered and the payment obligations of Party B shall remain the same.

(iii)	Party A represents to Party B at all times until the termination of this Agreement that at least one of the following representations is correct:

(A)	it is resident in the United Kingdom for United Kingdom tax purposes; or

(B)	it is party to each Transaction solely for the purposes of a trade (or part of a trade) carried on by it in the United Kingdom through a branch or agency (as that expression is construed for the purposes of paragraph 31(6)(a) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time); or

(C)	it is resident in a jurisdiction that has a double taxation convention or treaty with the United Kingdom which has effect by virtue of section 788 of the Income and Corporation Taxes Act 1988 and under which provision, whether for relief or otherwise, in relation to interest (as defined in the relevant treaty or convention) is made (as that expression is construed for the purposes of paragraph 31(7) of Schedule 26 to the Finance Act 2002, as amended or re-enacted from time to time).’’

(k)	Amendments to Section 6(b)

The following amendments shall apply in respect of Section 6(b)(i), 6(b)(ii), 6(b)(iii) and 6(b)(iv) only if a Tax Event occurs or a Tax Event Upon Merger occurs and the Affected Party wishes to designate an Early Termination Date under Section 6(b)(iv):

(i)	Section 6(b)(i) is hereby amended by replacing the words ‘‘an Affected Party’’ in the first line thereof with ‘‘Party A’’

(ii)	Section 6(b)(ii) of this Agreement is hereby amended by replacing the words ‘‘the Affected Party’’ appearing before the word ‘‘will’’ in the third line thereof with the words ‘‘Party A’’ and by replacing the word ‘‘its’’ in the third line thereof with the word ‘‘the Affected Party's’’ and by replacing the words ‘‘the Affected Party’’ in the first line of the second paragraph thereof with the words ‘‘Party A’’.

(iii)	Section 6(b)(iii) is hereby amended by deleting the words ‘‘to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.’’ and replacing them with the words ‘‘to effect a transfer under Section 6(b)(ii) after notice is given under Section 6(b)(i).’’

(iv)	Section 6(b)(iv)(1) is amended by inserting the words ‘‘Party A’’ in place of ‘‘an’’ at the end of the second line thereof and deleting the words ‘‘Affected Party’’ in the third line thereof.

(l)	Pre-Estimate

Section 6(e)(iv) of the Agreement is hereby amended by adding the following wording after the word ‘‘except’’ in the third line thereof: ‘‘(1) for any loss which either party may suffer by reason of its payments hereunder ceasing to be deductible for tax purposes as a result of one or more of the representations made by Party A in Part 5(j)(iii) failing to be accurate and true at any time unless such failure would not have occurred but for (a) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (b) a Change in Tax Law; or (2)’’.

(m)	Amendment to Tax Event

Section 5(b)(ii) shall be amended by the insertion of ‘‘or payments to be made pursuant to the Credit Support Annex to the Agreement’’ after ‘‘6(e)’’ on the seventh line of the paragraph and after ‘‘6(e)’’ on the ninth line of the paragraph.

(n)	Condition Precedent

Section 2(a)(iii) shall be amended by the deletion of the words ‘‘a Potential Event of Default’’ in respect of obligations of Party A only.

(o)	Representations

Section 3(b) shall be amended by the deletion of the words ‘‘or Potential Event of Default’’ in respect of the representation given by Party B only.

(p)	Modifications to close-out provisions

Upon the occurrence of an Event of Default with respect to Party A or an Additional Termination Event which entitles Party B to terminate any Affected Transaction pursuant to Section 6(b) of the Agreement, Party B will be entitled (but not obliged in the event that it does not designate an Early Termination Date) to proceed in accordance with Section 6 of the Agreement subject to the following:

(i)	For the purposes of Section 6(d)(i), Party B's obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing and provided Party B is able to release this information without breaching the provisions of any law applicable to, or any contractual restriction binding upon, Party B.

(ii)	The following amendments shall be deemed to be made to the definition of ‘‘Market Quotation’’:

(A)	the word ‘‘firm’’ shall be added before the word ‘‘quotations’’ in the second line; and

(B)	the words ‘‘, provided that the documentation relating thereto is either the same as this Agreement and the existing confirmations hereto (and the Reference Market-maker has the Rating Requirements (or, if such Reference Market-maker is not rated by a Rating Agency, it has such equivalent rating that is acceptable to such Rating Agency)) or the Rating Agencies have confirmed in writing that such proposed documentation will not adversely impact the ratings of the relevant Series of Notes’’ shall be added after ‘‘agree’’ in the sixteenth line; and

(C)	the last sentence shall be deleted and replaced with the following:

‘‘If, on the last date set for delivery of quotations, exactly two quotations are provided, the Market Quotation will be the arithmetic mean of the two quotations. If only one quotation is provided on such date, Party B may, in its discretion, accept such quotation as the Market Quotation and, if Party B does not accept such quotation (or if no quotation has been provided), it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined.’’

(iii)	For the purpose of the definition of ‘‘Market Quotation’’, and without limitation of the general rights of Party B under the Agreement:

(A)	Party B will undertake to use its reasonable efforts to obtain at least three firm quotations as soon as reasonably practicable after the Early Termination Date and in any event within the time period specified pursuant to Part 5(p)(iii)(C) below;

(B)	Party A shall, for the purposes of Section 6(e), be permitted to obtain on behalf of Party B quotations from Reference Market-makers on terms that reflect as closely as possible the terms of the Terminated Transactions;

(C)	If no quotations have been obtained within 6 Local Business Days after the occurrence of the Early Termination Date or such longer period as Party B may specify in writing to Party A, then it will be deemed that the Market Quotation in respect of the Terminated Transaction cannot be determined;

(D)	Party B will be deemed to have discharged its obligations under Part 5(p)(iii)(A) above if it promptly requests, in writing, Party A (such request to be made within two Local Business Days after the occurrence of the Early Termination Date) to obtain on behalf of Party B quotations from Reference Market-makers on terms that reflect as closely as possible the terms of the Terminated Transactions. Party A agrees to act in accordance with such request; and

(E)	Party B will not be obliged to consult with Party A as to the day and time of obtaining any quotations.

(iv)	For purposes of this Part 5(p), ‘‘Ratings Requirement’’ means, in respect of the relevant Reference Market-maker, its short-term unsecured and unsubordinated debt obligations are rated at least as high as A-1+ by S&P and Prime-1 by Moody's and its long-term unsecured and unsubordinated debt obligations are rated at least as high as A1 by Moody's.

(q)	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

(r)	Change of Account

Section 2(b) of the Agreement is hereby amended by the addition of the following at the end thereof:

‘‘; provided that such new account shall be in the same legal and tax jurisdiction as the original account and such new account, in the case of Party A and Party B, is held with a financial institution with a short term unsecured, unsubordinated and unguaranteed debt obligation rating by S&P of at least A-1+.’’

(s)	Payments to Principal Paying Agent

(i)	Party A agrees that in the event that Party B provides a written instruction to Party A requesting that Party A should pay to HSBC Bank plc (in its capacity as Principal Paying Agent pursuant to the Agency Agreement) amounts which Party A would otherwise be required to pay Party B pursuant to this Agreement, then subject to (ii) below, Party A agrees to make such payments to the Principal Paying Agent; and

(ii)	Party B acknowledges that, following receipt by Party A of a written instruction from Party B, as referred to in (i) above, Party A's payments to the Principal Paying Agent shall discharge in full any obligations which Party A may have to make payments to Party B hereunder.

(t)	Deed of Charge

Party B undertakes that its obligations to Party A pursuant to this Agreement shall at all times be secured by the Deed of Charge.

(u)	Transfers

Section 7 of this Agreement shall not apply to a transfer by Party A of its interests or obligations under this Agreement. Party A shall be required to comply with, and shall be bound by, the following:

Without prejudice to Section 6(b)(ii), Party A may transfer all its interest and obligations in and under this Agreement upon providing ten Local Business Days' prior written notice to the Note Trustee and Party B, to any other entity (a ‘‘Transferee’’) provided that:

(i)	the Transferee's short-term, unsecured and unsubordinated debt obligations are then rated not less than ‘‘A-1+’’ by S&P and ‘‘Prime-1’’ by Moody's and its long-term unsecured and unsubordinated debt obligations are then rated not less than ‘‘A1’’ by Moody's (or its equivalent by any substitute rating agency) or such Transferee's obligations under this Agreement are guaranteed by an entity whose short-term, unsecured and unsubordinated debt obligations are then rated not less than ‘‘A-1+’’ by S&P and ‘‘Prime-1’’ by Moody's and whose long-term unsecured and unsubordinated debt obligations are then rated not less than ‘‘A1’’ by Moody's (or if the Transferee is not rated by a Rating Agency, at such equivalent rating by another internationally recognised rating agency as is acceptable to such rating agency);

(ii)	as of the date of such transfer, the Transferee will not, as a result of such transfer, be required to withhold or deduct on account of any Tax under this Agreement;

(iii)	a Termination Event or an Event of Default will not occur under this Agreement as a direct result of such transfer;

(iv)	no additional amount will be payable by Party B to Party A or the Transferee on the next succeeding Scheduled Payment Date as a result of such transfer; and

(v)	(if the Transferee is domiciled in a different jurisdiction from both Party A and Party B) S&P and Moody's have provided prior written notification that the then current ratings of the relevant Series of Notes will not be adversely affected.

Following such transfer all references to Party A shall be deemed to be references to the Transferee.

Save as otherwise provided for in this Agreement and notwithstanding Section 7, Party A shall not be permitted to transfer (by way of security or otherwise) this Agreement or any interest or obligation in or under this Agreement without the prior written consent of the Note Trustee.

Party B shall notify the Note Trustee if the Transferee is not an office, branch or affiliate of Party B.

(v)	Non-petition

Party A hereby agrees that it shall comply with the provisions of clause 7 and clause 8 of the Master Framework Agreement.

(w)	Scope of Agreement

The parties hereto hereby agree that this Agreement relates solely to Transactions in respect of the Series 2006-2 Notes, which Transactions have been or will be entered into between Party A and Party B.

(x)	Additional Definitions

‘‘Agency Agreement’’ means the agency agreement relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B, Law Debenture Trust Company of New York and others.

‘‘Class [•] Notes’’ means USD [•] Series 2006-2 Class [•] Notes issued by Party B under the Programme.

‘‘Conditions’’ means the terms and conditions (each a ‘‘Condition’’) of the Notes as set out in the base prospectus dated 30 October 2006 in respect of the Programme.

‘‘Disclosure Agreement’’ means a disclosure agreement dated 15 November 2006 between Party A, Party B and others.

‘‘Enforcement Notice’’ shall bear the meaning given to it in the Conditions.

‘‘Master Framework Agreement’’ means the Issuer Master Framework Agreement relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B, Law Debenture Trust Company of New York and others.

‘‘Moody's’’ means Moody's Investors Service Inc.

‘‘Notes’’ means the relevant class or sub class of notes to which this agreement relates, as identified in the applicable Confirmation.

‘‘Note Trust Deed’’ means the note trust deed relating to the Turquoise Funding Medium Term Note Programme dated 23 May 2006 between Party B and Law Debenture Trust Company of New York.

‘‘Note Trust Deed Supplement’’ means the note trust deed supplement supplemental to the Note Trust Deed dated 22 November 2006 between, Party A, Party B and others.

‘‘Note Trustee’’ shall bear the meaning given to it the Note Trust Deed.

‘‘Party B Initial Exchange Amount’’ shall bear the meaning given in the applicable Confirmation.

‘‘Party B Final Exchange Amount’’ means shall bear the meaning given in the applicable Confirmation.

‘‘Principal Paying Agent’’ means HSBC Bank plc in its capacity as principal paying agent pursuant to the Agency Agreement.

‘‘Programme’’ means the $10,000,000,000 Turquoise Card Backed Securities Medium Term Note Programme.

‘‘Rating Agency’’ means any one of S&P and Moody's.

‘‘Rating Agencies’’ means S&P and Moody's.

‘‘S&P’’ means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

‘‘Series’’ means, with respect to the Notes, a series of Notes with the same terms and conditions issued in accordance with the base prospectus dated 30 October 2006 in respect of the Programme.

‘‘Series 2006-2 Notes’’ means [•].

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorised officers as of the date hereof.

HSBC USA Inc.                                                                                   Turquoise Card Backed Securities plc
(as Party A)                                                                                         (as Party B)

Signature:	Signature:

Date:	Date: